UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 30, 2007

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	06-1110906)
----------------------------	----------------	-------------
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(IRS EMPLOYER
OF INCORPORATION OR	NUMBER)	IDENTIFICATION NUMBER)
ORGANIZATION)

1030 NORTH ORANGE AVENUE, SUITE 105 ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

Registrant’s telephone number, including area code: (407) 367-0944
Registrant’s facsimile number, including area code: (407) 367-0950
Registrant’s Website address: www.paincareholdings.com

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 25, 2005 PainCare Holdings, Inc. (the "PainCare"), PainCare Acquisition Company XII, Inc. (the "PainCare Sub," and together with PainCare the "PainCare Parties"), Georgia Surgery Centers, Inc. ("GSC"), Georgia Pain Physicians, P.C. ("GPP"), and Robert E. Windsor, M.D. ("Windsor," and together with GSC and GPP the "Windsor Parties") entered in a series of transactions through which (i) PainCare Sub acquired certain non-medical assets of GPP, (ii) PainCare Sub entered into a management services agreement with GPP (the "Management Agreement"), (iii) the PainCare Sub merged with GSC, and (iv) certain agreements and documents ancillary to the foregoing transactions were effectuated among the parties (collectively the "Purchase Transaction").

On April 30, 2007, the PainCare Parties, PainCare, Inc., and the Windsor Parties entered into a Mutual Settlement Agreement and General Release (the "Settlement Agreement") and several ancillary documents (the "Settlement Transaction") pursuant to which said parties rescinded the Purchase Transaction and terminated all agreements among them. To effectuate the rescission of the Purchase Transaction, (i) PainCare, Inc. sold, and Windsor purchased, all of the issued and outstanding shares of stock of GSC; (ii) the Management Agreement and all related agreements were terminated; (iii) GPP paid PainCare $50,000 at closing and entered into a promissory note under which it is obligated to pay PainCare a total of $75,000 over a three month period, said payment obligations being secured by a grant of a security interest in GPP's and GSC's accounts receivable; and (iv) the parties entered into general release agreements.

The description of the Settlement Agreement and the ancillary documents set forth herein is qualified in its entirety by the specific terms of the Settlement Agreement, a copy of which is attached hereto as an Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Mutual Settlement Agreement and General Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 4, 2007	PAINCARE HOLDINGS, INC.

	By:	/s/Randy Lubinsky
Randy Lubinsky
Chief Executive Officer and Director